Exhibit 31.2

Certification of the Chief Executive Officer pursuant to
Rule 13A-14 or 15D-14 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

In accordance with Section 13 or 15(d) of the Exchange Act, and the Financial Statements of an Inactive Registrant, Regulation Section 210-3-11, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I, Kristin Curtis, certify that:

1. I have reviewed this June 30, 2005 annual report on Form 10-KSB of Nevada Classic Thoroughbreds, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant.

Dated: July 25, 2005	By: /s/ Kristin Curtis

Kristin Curtis
Chief Accounting Officer / Acting Chief Financial Officer